Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of VivoSim Labs, Inc. (the “Company”) for the year ended March 31, 2026, as filed with the Securities and Exchange Commission (the “Report”), Keith Murphy and Norman Staskey, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to their knowledge that:

•
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
•
The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 14, 2026

/s/ Keith Murphy
Keith Murphy
Executive Chairman (Principal Executive Officer)

/s/ Norman Staskey
Norman Staskey
Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.